SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.__)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

                        ALL AMERICAN SEMICONDUCTOR, INC.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

   .............................................................................

     (2)  Aggregate number of securities to which transaction applies:

   .............................................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   .............................................................................

     (4)  Proposed maximum aggregate value of transaction:

   .............................................................................

     (5)  Total Fee paid:

   .............................................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

   .............................................................................

     2)   Form, Schedule or Registration Statement No.:

   .............................................................................

     3)   Filing Party:

   .............................................................................

     4)   Date Filed:

   .............................................................................

                        ALL AMERICAN SEMICONDUCTOR, INC.

                             --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON DECEMBER 10, 1998

                             --------------------

To: The shareholders of All American Semiconductor, Inc.

The annual meeting of the shareholders of All American Semiconductor, Inc. (the "Company"), a Delaware corporation, will be held on Thursday, December 10, 1998, at 10:00 A.M., Miami, Florida local time, at Don Shula's Hotel, 15255 Bull Run Road, Miami Lakes, Florida, for the following purposes:

1. to elect three directors to serve on the Board of Directors until the 2001 annual meeting of shareholders or until election and qualification of their respective successors;

2. to ratify the selection of Lazar Levine & Felix LLP as the Company's independent public accountants for the year ending December 31, 1998; and

3. to consider and act upon such other matters as may properly come before the annual meeting or any and all postponements or adjournments thereof.

Only shareholders of record at the close of business on Monday, November 9, 1998, will be entitled to notice of and to vote at the meeting or at any adjournments or postponements thereof.

                                        By Order of the Board of Directors,


                                        /s/ HOWARD L. FLANDERS
                                        ----------------------------------------
                                        Howard L. Flanders,
                                        Corporate Secretary
November 12, 1998
Miami, Florida

THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        ALL AMERICAN SEMICONDUCTOR, INC.
                             16115 N.W. 52ND AVENUE
                              MIAMI, FLORIDA 33014

                              --------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON DECEMBER 10, 1998

                              --------------------


                                  INTRODUCTION

General

The enclosed proxy is solicited by and on behalf of the Board of Directors ("Board") of All American Semiconductor, Inc. (the "Company") for use at the Company's annual meeting of shareholders (the "Meeting") to be held on Thursday, December 10, 1998, at 10:00 A.M., Miami, Florida local time, at Don Shula's Hotel, 15255 Bull Run Road, Miami Lakes, Florida, and at any adjournments or postponements thereof. The Company is first mailing this Proxy Statement and the accompanying proxy to its shareholders on or about November 12, 1998.

Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed in accordance with the instructions thereon. Any properly executed and timely received proxy, not so directing to the contrary, will be voted "FOR" each of the items listed on the proxy. Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to Howard L. Flanders, the Corporate Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Any notice revoking a previously submitted proxy should be send to Howard
L. Flanders, Corporate Secretary, All American Semiconductor, Inc., 16115 N.W. 52nd Avenue, Miami, Florida 33014. Revocations will not be effective unless received in writing by the Corporate Secretary of the Company prior to the Meeting.

The expense of this solicitation will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxy materials to their principals and the Company will, upon request, reimburse them for reasonable expenses in doing so. Solicitation of proxies from some shareholders may also be made by the Company's officers and regular employees by telephone, telegram, or in person after the initial solicitation, without additional compensation or remuneration therefor.

A copy of the Company's annual report for the fiscal year ended December 31, 1997 (which has included therein audited consolidated financial statements for the Company) is being mailed to the Company's shareholders together with this Proxy Statement.

Voting Securities

All voting rights are vested exclusively in the holders of the Company's common stock, $.01 par value per share (the "Common Stock"), with each share entitled to one vote. Only shareholders of record at the close of business on Monday, November 9, 1998 (the "Record Date"), are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. On the Record Date, the Company had 19,866,906 shares of Common Stock outstanding (the "Shares"), all of which (except 160,703 shares held by a wholly-owned subsidiary of the Company and 19,592 treasury shares of the Company) are entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the Shares will constitute a quorum for the transaction of business.

Approximately 10.3% of the Shares are (and were on the Record Date) owned by Paul Goldberg and Bruce M. Goldberg and members of their families and certain affiliated trusts (collectively the "Goldberg Group"), in addition to approximately 8.6% of the Shares as to which Paul Goldberg and Bruce M. Goldberg act as voting trustees with respect to the election of directors of the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The members of the Goldberg Group have informed the Company that they intend to vote in favor of all proposals made by the Board in this Proxy Statement.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, (ii) each director or nominee for director, (iii) each executive officer of the Company who was serving as an executive officer at the end of fiscal year 1997 (including the Chief Executive Officer), and (iv) all executive officers and directors of the Company as a group. Except as indicated in the notes to the following table, the persons named in the table have sole voting and investment power with respect to all Shares shown as beneficially owned by them.



                                                                                          PERCENT OF
NAME AND ADDRESS                                       AMOUNT AND NATURE OF              OUTSTANDING
OF BENEFICIAL OWNER (1)                                BENEFICIAL OWNERSHIP (2)           SHARES (2)
-----------------------                                ------------------------           ----------
Bruce M. Goldberg (3)(4).............................       3,186,221                        16.2%
Paul Goldberg (3)(5).................................       2,363,982                        12.0%
John Jablansky.......................................          56,250                          *
S. Cye Mandel........................................          40,625                          *
Howard L. Flanders...................................          21,000                          *
Daniel M. Robbin.....................................          10,000                          *
Rick Gordon..........................................           1,000                          *
Sheldon Lieberbaum(6)................................             --                          --
All executive officers and directors
  as a group (8 persons)(3)(4)(5)(6).................       3,585,214                        18.2%
---------------
*  Less than 1%


(1) The address of each of Paul Goldberg, Bruce M. Goldberg, Howard L. Flanders, Rick Gordon and John Jablansky is the Company, 16115 N.W. 52nd Avenue, Miami, Florida 33014; S. Cye Mandel is 1800 Northeast 114th Street, Apt. 2305, North Miami, Florida 33181; Sheldon Lieberbaum is 220 East 72nd Street, Apt. 28E, New York, New York 10021; and Daniel M. Robbin is 4697 Carlton Golf Drive, Lake Worth, Florida 33467.

(2) Excludes outstanding stock options to purchase 3,069,763 shares of the Company's Common Stock, of which 2,854,052 options to purchase shares (including the aggregate of 1,000,000 options issued to four of the executive officers of the Company on June 8, 1995 (the "1995 Options")) were issued pursuant to the Company's Employees', Officers', Directors' Stock Option Plan (as previously amended and restated the "Option Plan"). Of these outstanding options, 1,671,000 options (including the 1995 Options) are held by the executive officers and directors of the Company as a group, including 625,000 options (including 450,000 1995 Options) held by Bruce M. Goldberg, 450,000 options (including 250,000 1995 Options) held by Paul Goldberg, 263,000 options (including 150,000 1995 Options) held by Howard L. Flanders, 273,000 options (including 150,000 1995 Options) held by Rick Gordon, 25,000 options held by John Jablansky and 35,000 options held by Daniel M. Robbin. Further excludes currently outstanding warrants to purchase 993,125 shares of the Company's Common Stock. If all options and warrants outstanding as of the Record Date were exercised (which includes the 1995 Options), Bruce M. Goldberg, Paul Goldberg, Howard L. Flanders, Rick Gordon John Jablansky, Daniel M. Robbin, S. Cye Mandel and all executive officers and directors of the Company as a group would beneficially own as of the Record Date, 16.0%, 11.8%, 1.2%, 1.2%, .3%, .2%, .2% and 22.1%, respectively, of the Company's Common Stock. For purposes of calculating the Percent of Outstanding Shares, the shares of Common Stock held by a wholly-owned subsidiary of the Company and treasury shares of the Company totaling 180,295 are not deemed to be outstanding.

(3) Includes for each of Bruce M. Goldberg and Paul Goldberg and all executive officers and directors as a group: (a) 406,242 shares of the Company's Common Stock held by two grantor retained annuity trusts (the "GRATs") as to which Bruce M. Goldberg, as the trustee under each of the GRATs, has sole voting and dispositive duties, with one of the GRATs holding 306,242 shares of Common Stock providing for an annuity to Paul Goldberg for five years with the remainder going 90% to Bruce M. Goldberg and 10% to Robin Phelan (the daughter of Paul Goldberg) and with the other GRAT holding 100,000 shares of Common Stock providing for an annuity to Paul Goldberg's wife, Lola Goldberg, for five years with the remainder going 90% to Bruce
     M. Goldberg and 10% to Robin Phelan; and (b) the 1,687,622 shares of the Company's Common Stock that Paul Goldberg and Bruce M. Goldberg, as trustees, have the right to vote for up to a period of six years with respect to the election of directors of the Company pursuant and subject to a voting trust agreement, dated as of December 29, 1995, among the trustees and the former stockholders of two affiliated, privately held companies (Added Value Electronics Distribution, Inc. and A.V.E.D.-Rocky Mountain, Inc.) acquired by the Company in December 1995, who were issued such shares in connection with such acquisitions.

(4)  Includes 69,496, 56,000, 79,496, 79,496 and 79,496 shares of the Company's
     Common Stock held of record by Bruce M. Goldberg as trustee for his sons, Matthew Goldberg and Alec Goldberg, and for his nieces and nephew, Kimberly Phelan, Tiffany Phelan and Patrick Phelan, respectively. For federal securities law purposes only, Bruce M. Goldberg is deemed to be the beneficial owner of these securities. Does not include 7,500 shares of the Company's Common Stock held of record by Jayne Goldberg, the wife of Bruce
     M. Goldberg, and 62,325 shares of the Company's Common Stock held of record by an unrelated third party as trustee for Matthew Goldberg (31,575 shares) and Alec Goldberg (30,750 shares). Bruce M. Goldberg disclaims beneficial ownership over all such securities.

(5) Includes 189,218 shares of the Company's Common Stock owned of record by Paul Goldberg's wife, Lola Goldberg, and 1,250 and 1,250 shares of the Company's Common Stock held of record by Paul Goldberg as custodian for grandchildren, Kimberly Phelan and Tiffany Phelan, respectively. For federal securities law purposes only, Paul Goldberg is deemed to be the beneficial owner of these securities. Does not include 179,698 shares of the Company's Common Stock held of record by Robin Phelan, the daughter of Paul and Lola Goldberg, over which securities Paul and Lola Goldberg disclaim beneficial ownership.

(6) Does not include the warrants to purchase 523,250 shares of the Company's Common Stock at an exercise price per share of $2.625 issued to Lew Lieberbaum & Co., Inc. (now known as First Asset Management) in connection with the Company's June 1995 public offering of Common Stock (the "1995 Public Offering").

                               BOARD OF DIRECTORS

The Company currently has seven directors serving on its Board. The directors of the Company and their ages and positions (if any) with the Company as of the Record Date are as follows:


NAME                                    CLASS         AGE     Position
----                                    -----         ---     --------
Paul Goldberg (1)                        III           70     Chairman of the Board

Bruce M. Goldberg (1)                     II           43     Director, President and Chief Executive
                                                              Officer

Howard L. Flanders                        II           41     Director, Executive Vice President, Corporate
                                                              Secretary and Chief Financial Officer

Rick Gordon                              III           45     Director and Senior Vice President of Sales

S. Cye Mandel (2)(3)                       I           69     Director

Sheldon Lieberbaum (2)(3)                  I           63     Director

Daniel M. Robbin                           I           63     Director


------------------
(1)  member of the Executive Committee
(2)  member of the Audit Committee
(3)  member of the Compensation Committee

The Company's Certificate of Incorporation provides for a staggered Board, consisting of three classes. The terms of office of Class I, II and III directors expire in 1998, 1999 and 2000, respectively.

The following is a brief resume of the Company's directors:

PAUL GOLDBERG, one of the co-founders of the Company and the father of Bruce M. Goldberg, has been employed by the Company in various executive capacities since its predecessor's formation in 1964, and has served as Chairman of the Board since 1978. Paul Goldberg was also Chief Executive Officer of the Company until 1997 and President of the Company until 1994.

BRUCE M. GOLDBERG, the son of Paul Goldberg, joined the Company in 1988 as Vice President, in 1990 became Executive Vice President and in 1994 became President and Chief Operating Officer. In 1997, Bruce M. Goldberg was appointed Chief Executive Officer of the Company. Bruce M. Goldberg has served as a director of the Company since 1987. From 1981 until joining the Company, Bruce M. Goldberg practiced law.

HOWARD L. FLANDERS joined the Company in 1991 as its Vice President and Chief Financial Officer, and in 1992 became a director of the Company and Corporate Secretary. In 1997, Mr. Flanders was appointed Executive Vice President of the Company. Prior to joining the Company, Mr. Flanders, who is a CPA, was Controller of Reliance Capital Group, Inc., a subsidiary of Reliance Group Holdings, Inc., where he held various positions since 1982. Prior thereto, Mr. Flanders was an accountant with the public accounting firm of PricewaterhouseCoopers LLP.

RICK GORDON has been employed by the Company since 1986. He was originally the General Manager of the Company's Northern California office and Northwest Regional Manager. In 1990, Mr. Gordon became the Western Regional Vice President and in 1992 Vice President of North American Sales and a director of the Company. In 1994, Mr. Gordon was appointed Senior Vice President of Sales and Marketing for the Company and currently holds the title of Senior Vice President of Sales. Before working for the Company, Mr. Gordon was Western Regional Vice President for Diplomat Electronics, another electronic components distributor, from 1975 until 1986.

S. CYE MANDEL is a prominent South Florida businessman who has been an executive in the food service industry for 30 years. Mr. Mandel was a principal in the entity which developed and acted from 1988 to 1993 as the manager of the Miccosukee Indian bingo enterprise located in Miami, Florida. Mr. Mandel has served as director of the Company since 1987.

SHELDON LIEBERBAUM was director of corporate finance and a director and shareholder of Lew Lieberbaum & Co., Inc. ("Lew Lieberbaum") until retiring in 1997. Lew Lieberbaum, which is now known as First Asset Management, is an investment banking firm which was the underwriter of the Company's 1995 Public Offering and was one of the underwriters of the Company's June 1992 public offering of common stock. Mr. Lieberbaum was also an officer of the underwriter which took the Company public in 1987. Mr. Lieberbaum had been in the brokerage business for over 35 years. Mr. Lieberbaum became a director of the Company in 1992. The National Association of Securities Dealers, Inc. ("NASD") alleged that Lew Lieberbaum and others, including Mr. Lieberbaum, in 1991 engaged in market manipulation, inaccurately maintained books and records and failed to adequately supervise the activities of Lew Lieberbaum's personnel in connection with the trading for Lew Lieberbaum's account of warrants which were part of a public offering of units of convertible preferred stock and warrants of a company for which Lew Lieberbaum had acted in 1991 as managing underwriter. In order to expeditiously resolve this matter and without admitting or denying these allegations, in January 1995 Mr. Lieberbaum and others voluntarily entered into a Letter of Acceptance, Waiver and Consent with the NASD pursuant to which Mr. Lieberbaum was censured and fined by the NASD, agreed to pay with Lew Lieberbaum and others restitution to customers and was suspended from associating with any NASD member for a one month period.

DANIEL M. ROBBIN has been involved in electronics distribution for over 39 years. Mr. Robbin retired in 1994 from Avnet Corporation, one of the largest distributors in the electronic components industry, where he spent 34 years, most recently as Senior Vice President of Avnet, Inc.. and Executive Vice President of its subsidiary, Time Electronics. Mr. Robbin became a director of the Company in 1997. Mr. Robbin has been a consultant to the Company since 1995.

The Board formally met two times during the fiscal year ended December 31, 1997, in addition to acting two times during the year by unanimous written consent. All Board members attended the meetings and executed the unanimous written consents.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 1997, Daniel M. Robbin, a director of the Company, performed consulting services on behalf of the Company for which he received an aggregate of $26,000 and 10,000 stock options. These options are exercisable at $1.067 and vest over five years. In addition, Mr. Robbin was regranted 25,000 stock options in connection with the Company's stock option repricing during 1997. These repriced options, which have an exercise price of $1.08 and vest over five years, replaced options that were canceled and are no longer exercisable.

BOARD COMPENSATION

The members of the Board do not currently receive compensation from the Company for acting in their capacity as directors of the Company nor has the Company adopted any standard arrangement for compensating non-employee directors of the Company. The Company may decide in the future to compensate directors and/or to establish a standard compensation arrangement for non-employee directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock, and other equity securities of the Company. Directors, executive officers and greater than ten percent shareholders are also required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent shareholders were satisfied.

                                BOARD COMMITTEES

EXECUTIVE COMMITTEE

The Executive Committee is comprised of Paul Goldberg and Bruce M. Goldberg. During 1997, the Executive Committee did not meet formally, however, its members met on nearly a daily basis in connection with the operations of the Company. The Executive Committee possesses substantially all of the powers of the Board and acts as the Board between Board meetings.


AUDIT COMMITTEE

The Audit Committee is comprised of S. Cye Mandel and Sheldon Lieberbaum. During the fiscal year ended December 31, 1997, the Audit Committee did not meet formally, but Audit Committee matters were discussed at Board Meetings. The Audit Committee is responsible for recommending the selection of the independent auditors, reviewing the arrangements and scope of the independent audit, reviewing internal accounting procedures and controls and reviewing the reports and recommendations of the independent auditors with respect to internal controls.

COMPENSATION COMMITTEE

The Compensation Committee consists of S. Cye Mandel and Sheldon Lieberbaum, two independent non-employee directors of the Company. The Compensation Committee is responsible for determining the compensation of all executive officers of the Company and acts as the stock option committee of the Board, administering the Option Plan. The senior management of the Company makes all decisions with respect to the compensation (other than the granting of stock options) of all employees other than the executive officers of the Company. See "BOARD OF DIRECTORS." During the fiscal year ended December 31, 1997, the Compensation Committee did not meet formally, but acted thirteen times during the year by unanimous written consent.

NOMINATING COMMITTEE

The Board does not have a Nominating Committee, such function being performed by the Board as a whole.

                        EXECUTIVE OFFICERS OF THE COMPANY

The Company currently has five executive officers. Each officer serves at the discretion of the Board; however, all of the executive officers other than John Jablansky have employment agreements with the Company. See "EXECUTIVE COMPENSATION-Employment Agreements." The executive officers of the Company and their ages and positions as of the Record Date are as follows:


NAME                                  AGE        POSITION
----                                  ---        --------
Paul Goldberg                          70        Chairman of the Board

Bruce M. Goldberg                      43        President and Chief Executive Officer

Howard L. Flanders                     41        Executive Vice President, Corporate Secretary and Chief
                                                   Financial Officer

Rick Gordon                            45        Senior Vice President of Sales

John Jablansky                         41        Senior Vice President of Product Management


JOHN JABLANSKY has been employed by the Company since 1981. He was originally in sales and since 1982 has worked in various capacities within the product management department. In 1997, Mr. Jablansky was appointed Senior Vice President of Product Management of the Company. Prior to joining the Company, Mr. Jablansky was employed by Milgray Electronics, another electronic components distributor.

For a brief resume of the Company's executive officers other than John Jablansky, see "BOARD OF DIRECTORS".

                             EXECUTIVE COMPENSATION

The following table sets forth information regarding the compensation earned during each of the fiscal years ended December 31, 1997, 1996, and 1995, by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                            SECURITIES        ALL OTHER
                                                     ANNUAL COMPENSATION     UNDERLYING      COMPENSATION
         NAME AND PRINCIPAL POSITION       YEAR      SALARY($)   BONUS($)   OPTIONS(#)         ($)(1)
         ---------------------------       ----      ---------   --------   ----------         ------
Paul Goldberg............................  1997      254,000    152,000       200,000(2)       10,000
  Chairman of the Board                    1996      243,000       --             --            9,000
                                           1995      223,000    111,000       250,000          11,000

Bruce M. Goldberg........................  1997      321,000    167,000       175,000(2)       25,000
  President and Chief                      1996      253,000        --            --           26,000
  Executive Officer                        1995      225,000    141,000       450,000          27,000

Howard L. Flanders.......................  1997      182,000    101,000        13,000(2)       17,000
  Executive Vice President and             1996      157,000        --            --           17,000
  Chief Financial Officer                  1995      156,000     84,000       150,000          18,000

Rick Gordon..............................  1997      188,000    101,000       123,000(2)       15,000
  Senior Vice President of Sales           1996      163,000        --            --           16,000
                                           1995      162,000     89,000       150,000          16,000

John Jablansky...........................  1997      162,000        --         25,000(2)       23,000
  Senior Vice President of                 1996      153,000        --            --            6,000
  Product Management (3)                   1995      177,000        --            --            3,000

--------------

(1) All other compensation includes Company contributions to life insurance policies, where the Company is not the beneficiary, to the Deferred Compensation Plans and to the 401(k) Plan of the Company and the cost to the Company of the nonbusiness use of Company automobiles used by executive officers. See hereinbelow and "Deferred Compensation Plans for Executive Officers and Key Employees" and "401(k) Plan."

(2) Represents stock options granted in connection with the Company's stock option repricing during 1997. The repriced options replaced options that were canceled and are no longer exercisable. See Tables in "Option Grants in Last Fiscal Year" and "1997 Repricing of Options" hereinbelow.

(3) Mr. Jablansky was appointed Senior Vice President of Product Management in 1997.

The Company pays for a $550,000 universal life insurance policy on the life of Paul Goldberg with benefits payable to his wife, which had an annual premium in 1997 of $7,700. Pursuant to the terms of an employment agreement with Bruce M. Goldberg, the Company makes annual advances to Bruce M. Goldberg to cover the annual premium of a $1,000,000 whole life insurance policy (the "Whole Life Policy") on the life of Bruce M. Goldberg, currently in the amount of $21,995. Such annual advances were secured by the cash surrender value of the Whole Life Policy. Consistent with such employment agreement, fifty percent (50%) of the advances through December 31, 1994, were canceled and the related security released on January 1, 1995. On May 31, 1997, the remainder of the advances previously made to pay premiums on the Whole Life Policy were cancelled and any remaining security was released in accordance with a previously agreed to vesting schedule. On and after June 1, 1997, the Company is obligated to continue, for the duration of Bruce M. Goldberg's employment, to pay the annual premium to Bruce M. Goldberg for the Whole Life Policy. In addition, beginning in 1993 the Company has funded, and intends to continue to fund, the premiums for $1,000,000 flexible premium life insurance policies owned by each of Howard
L. Flanders and Rick Gordon. The Company's advances are secured by a collateral assignment of the cash value and death benefit of each of the policies. The current annual premium on each of these policies is $11,500. The Company's obligations to make premium payments in connection with Howard L. Flanders' and Rick Gordon's policies are expected to last for a maximum of ten years. After Howard L. Flanders and Rick Gordon have been with the Company for a period of five years from the year in which the policy was acquired (1993) and provided they each remain in the employ of the Company or they have become disabled or a change in control has occurred during the term of their employment, the advances will be deemed cancelled and the security released thereafter ratably over a five year vesting period until such time as all advances are deemed cancelled.

OPTION GRANTS IN LAST FISCAL YEAR

The following table shows all grants of options to the named executive officers of the Company during the fiscal year ended December 31, 1997. Pursuant to SEC rules, the table also shows the value of the options granted at the end of the option terms (as indicated below) if the price of the Company's stock was to appreciate annually by 0%, 5% and 10%, respectively. There is no assurance that such stock price will appreciate at the rates shown in the table. All of the options set forth in the table are stock options issued pursuant to the Option Plan. The Company does not have a plan whereby tandem stock appreciation rights ("SARS") are granted. See "Employees', Officers', Directors' Stock Option Plan" hereinbelow.


                                                                Closing                   Potential Realizable
                       Number of     % of Total                  Market                     Value at Assumed
                      Securities      Options                    Price                    Annual Rates of Stock
                      Underlying     Granted to      Exercise   on Date of                  Price Appreciation
                       Options      Employees in      Price       Grant      Expiration       for Option Term
     Name          Granted (#) (1)   Fiscal Year    ($/Share)  ($/Share)(2)     Date     0%($)(2)    5%($)     10%($)
----------------------------------------------------------------------------------------------------------------------
Paul Goldberg             100,000        6.4%           1.08         1.19       7/10/02   11,000    43,878      83,651
                          100,000        6.4%           1.24         1.34       7/30/03   10,000    55,573     113,389
Bruce M. Goldberg          75,000        4.8%           1.08         1.19       7/10/02    8,250    32,908      62,738
                          100,000        6.4%           1.24         1.34       7/30/03   10,000    55,573     113,389
Howard L. Flanders         10,000         .6%           1.08         1.19       7/10/02    1,100     4,388       8,365
                            3,000         .2%           1.24         1.34       7/30/03      300     1,667       3,402
Rick Gordon               120,000        7.7%           1.08         1.19       7/10/02   13,200    52,653     100,381
                            3,000         .2%           1.24         1.34       7/30/03      300     1,667       3,402
John Jablansky             12,500         .8%           1.08         1.19       7/10/02    1,375     5,485      10,456
                           12,500         .8%           1.24         1.34       7/30/03    1,250     6,947      14,174


---------------------

(1) Represents stock options granted in connection with the Company's stock option repricing during 1997. The repriced options replaced options that were canceled and are no longer exercisable. See "1997 Repricing of Options" herein below.

(2) For purposes of and as provided under the Option Plan, "fair market value" on the date of grant of any option is the average of the market price of a share of Common Stock for each of the seven (7) consecutive business days preceding such day; the market price on each such day is the closing sales price of a share of Common Stock on The Nasdaq Stock Market on such day. The Compensation Committee of the Company believes this calculation more accurately reflects "fair market value" of the Company's Common Stock on any given day as compared to simply using the closing market price on the date of grant. As a result, the closing market price on the date of grant at times may be different than the exercise price per share.

AGGREGATED  OPTION  EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-ENDED
  OPTION VALUES

The following table sets forth information concerning the aggregate option exercises in the fiscal year ended December 31, 1997, and the value of unexercised stock options as of December 31, 1997, for the individual executive officers named in the Summary Compensation Table:



                                                                      NUMBER OF
                                                                      SECURITIES           VALUE OF
                                                                      UNDERLYING          UNEXERCISED
                                                                     UNEXERCISED         IN-THE-MONEY
                                                                      OPTIONS AT          OPTIONS AT
                                       SHARES                         FY-END(#)           FY-END ($)
                                    ACQUIRED ON          VALUE       EXERCISABLE/        EXERCISABLE/
                                    EXERCISE(#)       REALIZED($)   UNEXERCISABLE      UNEXERCISABLE(1)
                                --------------------------------------------------------------------------
Paul Goldberg...............           --                  --         35,000(E)             11,700(E)
                                                                     415,000(U)             43,800(U)
Bruce M. Goldberg...........           --                  --         27,500(E)              9,000(E)
                                                                     597,500(U)             37,500(U)
Howard L. Flanders..........      20,000 (2)           10,000 (2)    103,150(E)              7,400(E)
                                                                     159,850(U)              3,100(U)
Rick Gordon.................           --                  --         36,150(E)             12,900(E)
                                                                     236,850(U)             31,000(U)
John Jablansky..............           --                  --          4,375(E)              1,500(E)
                                                                      20,625(U)              5,500(U)

--------------

(1) Value is based upon the difference between the exercise price of the options and the last reported sale price of the Common Stock on the Nasdaq Stock Market on December 31, 1997 (the Company's fiscal year end).

(2) Stock options covering 20,000 shares of Common Stock at an exercise price of $.75 per share were exercised by Howard L. Flanders during the fiscal year ended December 31, 1997. The value realized per share is based upon the difference between the closing sale price of the Company's Common Stock on the Nasdaq Stock Market on the date of exercise and the exercise price.

1997 REPRICING OF OPTIONS

     The following table provides information as to the repricing during the 1997 fiscal year by the Company of the exercise price of certain stock options previously awarded to the named executive officers. The repricing as described in the following table was authorized by the Compensation Committee as a result of the trading price of the Company's Common Stock and, in part, as a result of the expiration date of certain of the stock options being less than 90 days, and in order to provide a meaningful incentive for future performance. The repricing was done at "fair market value" as determined under the Option Plan. See "Compensation Committee Report" hereinbelow.



                                                                                                       LENGTH OF
                                     NUMBER OF                                                      ORIGINAL OPTION
                                     SECURITIES                       EXERCISE PRICE                      TERM
                                     UNDERLYING    MARKET PRICE OF     OF STOCK AT                     REMAINING AT
                                      OPTIONS      STOCK AT TIME OF      TIME OF      NEW EXERCISE       DATE OF
       NAME               DATE      REPRICED (#)   REPRICING($)(1)    REPRICING ($)     PRICE ($)       REPRICING
-------------------    ----------  --------------  ----------------   -------------   ------------    --------------
Paul Goldberg          07/10/97       100,000           1.19               1.03           1.08              84 days
                       07/30/97       100,000           1.34               2.00           1.24       2 yrs. 52 days
Bruce M. Goldberg      07/10/97        75,000           1.19               1.03           1.08              84 days
                       07/30/97       100,000           1.34               2.00           1.24       2 yrs. 52 days
Howard L. Flanders     07/10/97        10,000           1.19              .9375           1.08              84 days
                       07/30/97         3,000           1.34            2.03125           1.24       2 yrs. 20 days
Rick Gordon            07/10/97       120,000           1.19              .9375           1.08              84 days
                       07/30/97         3,000           1.34            2.03125           1.24       2 yrs. 20 days
John Jablansky         07/10/97        12,500           1.19              .9375           1.08              84 days
                       07/30/97        12,500           1.34            2.03125           1.24       2 yrs. 20 days
-----------------

(1)  See footnote (2) to "Option Grants in last Fiscal Year" hereinabove.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for recommending to the Board the compensation of the executive officers, including annual base salaries, cash and non-cash bonuses, stock ownership plans, retirement plans and other benefits. With respect to the compensation of the executive officers other than the Chief Executive Officer, the Compensation Committee makes its recommendations after consulting with the Chief Executive Officer. In addition, the Compensation Committee administers the Option Plan and the Company's deferred compensation plans and will administer all future benefit plans of the Company. The policies of the Compensation Committee and the Board with respect to the compensation of the executive officers is intended to establish levels of annual compensation that are consistent with the Company's annual and long-term goals and to reward individuals for corporate performance as well as individual achievements. In part, the Compensation Committee believes in using incentives such as annual incentive cash bonuses and stock option grants and deferred compensation plans as a means of motivating its executive officers to perform at the highest levels possible and to tie directly the compensation of the Company's executive officers to the operating performance of the Company. The Compensation Committee also takes into consideration the compensation of executive officers at companies similar in size to the Company and at other companies within the same industry as the Company.

In May 1995, the Compensation Committee, in conjunction with the Board, authorized new employment agreements for four of the five executive officers of the Company, which employment agreements include a combination of annual incentive cash bonuses and the issuance of the 1995 Options as part of the incentive compensation program that the Compensation Committee believed appropriate in order to establish a mechanism to tie the operating performance of the Company and the return on investment made by the Company's shareholders over the next several years to such executive officers' annual compensation during such period. In particular, a potentially significant portion of each executive officers' annual cash compensation is in the form of an annual bonus arrangement based on a percentage of the pretax income of the Company and the 1995 Options granted to each such executive officer vest based upon the Company attaining certain levels of net earnings per share on a primary basis. As part of determining the compensation packages set forth in such employment agreements, the Compensation Committee considered the backgrounds, the tenure and the experience of the executive officers as well as the results of operations for 1993 and 1994 and projected results for 1995 and thereafter. The Compensation Committee also took into consideration the fact that the compensation levels of all executive officers were modest to low for such executives at other companies similar in size to the Company and other companies within the same industry as the Company. See "Employment Agreements" and "Employees', Officers', Directors' Stock Option Plan" hereinbelow.

As a result of a significant portion of the Company's stock options granted prior to July 1, 1997, having an exercise price per share of Common Stock in excess of the then market value of the Company's Common Stock and certain stock options previously granted expiring in less than 90 days, and consistent with the Compensation Committee's view that stock options should be an integral part of the Company's compensation program and provide a meaningful incentive to future performance, the Compensation Committee determined that it was appropriate to reprice the exercise price of certain outstanding employee stock options. On July 10, 1997 (the "Initial Repricing Date") the Company changed, for certain employees holding outstanding stock options (11 employees in total including the named executive officers and an aggregate of 445,000 stock options), the exercise price, vesting period, and expiration date as of the Initial Repricing Date with respect to certain of his or her respective outstanding stock options. Under the terms of the repricing, certain of the employee's previously granted stock options which were repriced, were canceled, including any vested options, and such employee received the equivalent number of new stock options at an exercise price equal to the fair market value of the Company's Common Stock on the Initial Repricing Date ($1.08 per share). The new stock options received by an employee have a vesting schedule that commenced from the Initial Repricing Date, vesting 30% on the Initial Repricing Date, 50% on the first anniversary of the Initial Repricing Date and 20% on the second anniversary of the Initial Repricing Date, and expire five (5) years from Initial Repricing Date. On July 30, 1997 (the "Second Repricing Date") the Company changed, for certain employees holding outstanding stock options (52 employees in total including the named executive officers and an aggregate of 633,813 stock options), the exercise price, vesting period and expiration date as of the Second Repricing Date with respect to certain of his or her respective outstanding stock options. Under the terms of the repricing, certain of the employee's previously granted stock options which were repriced, were canceled, including any vested options, and such employee received the equivalent number of new stock options at an exercise price equal to the fair market value of the Company's Common Stock on the Second Repricing Date ($1.24 per share). The new stock options received by an employee have a vesting schedule that commenced from the Second Repricing Date, vesting 5% on the Second Repricing Date, 20% on the first anniversary of the Second Repricing Date, 15% on each of the second and third anniversaries of the Second Repricing Date, 20% on the fourth anniversary of the Second Repricing Date and 25% on the fifth anniversary of the Second Repricing Date, and expire six (6) years from the Second Repricing Date. See "1997 Repricing of Options" hereinabove.


                           SHELDON LIEBERBAUM, member
                              S. CYE MANDEL, member

EMPLOYEES', OFFICERS', DIRECTORS' STOCK OPTION PLAN

In 1987, the Company established an Employees', Officers', Directors' Stock Option Plan (as previously amended and restated the "Option Plan"). Unless earlier terminated, the Option Plan will continue in effect through May 28, 2004, after which it will expire and no further options could thereafter be granted under the Option Plan. The expiration of the Option Plan, or its termination by the Board, will not affect any options previously granted and then outstanding under the Option Plan. Such outstanding options would remain in effect until they have been exercised, terminated or have expired. A maximum of 3,250,000 shares of the Company's Common Stock has been reserved for issuance upon the exercise of options granted under the Option Plan. The Option Plan provides for the granting to key employees of both "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "non-qualified stock options" ("non-qualified stock options" are options which do not comply with Section 422 of the Code) and for the granting to non-employee directors and independent contractors associated with the Company of non-qualified stock options.

The Option Plan is administered by the Compensation Committee comprised of two or more non-employee directors appointed by the Board from among its members. Any member of the Compensation Committee may be removed at any time either with or without cause by action of the Board and a vacancy on the Compensation Committee due to any reason can be filled by the Board. The current members of the Compensation Committee are two of the independent, non-employee directors of the Company, S. Cye Mandel and Sheldon Lieberbaum. Subject to the express limitations of the Option Plan, the Compensation Committee has authority, in its discretion, to interpret the Option Plan, to adopt, prescribe, amend and rescind rules and regulations as it deems appropriate concerning the holding of its meetings and administration of the Option Plan, to determine and recommend persons to whom options should be granted, the date of each option grant, the number of shares of Common Stock to be included in each option, any vesting schedule, the option price and term (which in no event will be for a period more than ten years from the date of grant) and the form and content of agreements evidencing options to be issued under the Option Plan.

Options may be currently granted under the Option Plan to any key employee or non-employee director or prospective key employee or non-employee director (conditioned upon, and effective not earlier than, his or her becoming an employee or director) of or independent contractors associated with the Company or its subsidiaries. However, as required by the Code, non-employee directors and independent contractors are only eligible to receive non-qualified stock options. In determining key employees to whom options will be granted, the Compensation Committee takes into consideration the key employee's present and potential contribution to the success and growth of the Company's business and other such factors as the Compensation Committee may deem proper or relevant in its discretion including whether such person performs important job functions or makes important decisions for the Company, as well as the judgment, initiative, leadership and continued efforts of eligible participants. Employees who are also officers or directors of the Company or its subsidiaries will not by reason of such offices be ineligible to receive options. However, no member of the Compensation Committee is eligible to receive options under the Option Plan.

The exercise price for all options granted under the Option Plan shall not be less than the fair market value of the Company's Common Stock on the date of grant (or, in the case of incentive stock options, 110% of the fair market value if the beneficiary of the grant beneficially owns 10% or more of the outstanding shares of the Company's Common Stock). In addition, the aggregate fair market value of the Company's Common Stock (determined at the date of the option grant) for which an employee may be granted incentive stock options which first become exercisable in any calendar year under the Option Plan may not exceed $100,000. Options granted pursuant to the Option Plan are not transferable during an optionee's lifetime.

The term of and any vesting schedule (whether the option will be exercisable immediately, in stages or otherwise, or the vesting will be based upon any condition such as the operating performance of the Company) for an option granted under the Option Plan is established by the Compensation Committee, but the term may not be more than ten years from the date of grant of the option, except that, in the case of a person receiving an incentive stock option who at such time owns the Company's Common Stock representing more than 10% of the Company's Common Stock outstanding at the time the option is granted, the term of such incentive stock option shall not exceed five years from the date of grant of the option. In general, options will not be exercisable after the expiration of their term. Furthermore, the Compensation Committee has the authority and discretion to determine the time frame in which an optionee has to exercise his options (subject to the 10 year limitation from date of grant) in the event of his termination of employment due to death, disability, termination without cause, retirement, voluntarily leaving the Company and change in control.

To the extent incentive stock options are granted under the Option Plan, this generally entitles an optionee who is an employee to defer recognition of income or loss for federal tax purposes until the shares underlying the options are sold. Under the Option Plan the Company does not obtain any federal tax deductions except in unusual circumstances.

On February 11, 1994, the Company filed a registration statement on Form S-8 with the Commission in order to register 1,687,914 shares of Common Stock then issuable under the Option Plan and 98,160 issuable upon the exercise of a stock option granted outside of the Option Plan in connection with an acquisition by the Company. So long as such registration statement remains effective under the Act, shares of Common Stock issued upon the exercise of outstanding options under the Option Plan will be immediately and freely tradable without restriction under the Act, subject to applicable volume limitations, if any, under Rule 144 and, in the case of executive officers and directors of the Company, Section 16 of the Exchange Act. It is contemplated that the Company will at the appropriate time file an additional registration statement on Form S-8 in order to register the additional shares of Common Stock reserved for issuance under the Option Plan.

As of the Record Date, a total of 3,048,690 options were granted and had not expired or been forfeited, of which 194,638 were exercised and 2,854,052 options were outstanding (of which 1,671,000 options were held by executive officers and directors of the Company as a group, see "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-Ended Option Values" and 415,625 options are presently exercisable). These options, which are held by 85 persons, are exercisable at prices ranging from $1.00 per share to $2.53 per share and are exercisable through various expiration dates from 1998 to 2005.

DEFERRED COMPENSATION PLANS FOR EXECUTIVE OFFICERS AND KEY EMPLOYEES

Effective January 1, 1988, the Company established a deferred compensation plan (the "1988 Deferred Compensation Plan") for executive officers and key employees of the Company. The employees eligible to participate in the 1988 Deferred Compensation Plan (the "Participants") are chosen at the sole discretion of the Board, upon a recommendation from the Compensation Committee. Pursuant to the 1988 Deferred Compensation Plan, commencing on a Participant's retirement date, he or she will receive an annuity for ten years. The amount of the annuity shall be computed at 30% of the Participant's salary, as defined. Any Participant with less than ten years of service to the Company as of his or her retirement date will only receive a pro rata portion of the annuity. Retirement benefits paid under the 1988 Deferred Compensation Plan will be distributed monthly. The Company paid benefits under this plan of approximately $16,000 during 1997, none of which was paid to any executive officer. The maximum benefit payable to a Participant (including each of the executive officers) under the 1988 Deferred Compensation Plan is presently $30,000 per annum.

During 1996, the Company established a second deferred compensation plan (the "1996 Deferred Compensation Plan") for executives of the Company. The executives eligible to participate in the 1996 Deferred Compensation Plan are chosen at the sole discretion of the Board upon a recommendation from the Compensation Committee. The Company may make contributions each year in its sole discretion and is under no obligation to make a contribution in any given year. For 1997 the Company committed to contribute $160,000 under this plan. Participants in the plan will vest in their plan benefits over a ten-year period. If the participant's employment terminates due to death, disability or a change in control of management, he or she will vest 100% in all benefits under the plan. Retirement benefits will be paid, as selected by the participant, based on the sum of the contributions made and any additions based on investment gains. One executive officer of the Company has been chosen as a participant in the 1996 Deferred Compensation Plan.

401(K) PLAN

The Company maintains a 401(k) Plan (the "401(k) Plan"), which is intended to qualify under Section 401(k) of the Code. All full-time employees of the Company over the age of 21 are eligible to participate in the 401(k) Plan after completing 90 days of employment. Each eligible employee may elect to contribute to the 401(k) Plan, through payroll deductions, up to 15% of his or her salary, limited to $9,500 in 1997. The Company makes matching contributions and in 1997 its contributions were in the amount of 25% on the first 6% contributed of each participating employee's salary.

EMPLOYMENT AGREEMENTS

THE GOLDBERG AGREEMENTS

In May 1995, the Company entered into new employment agreements with each of Paul Goldberg, then its Chief Executive Officer, and Bruce M. Goldberg, its President and then Chief Operating Officer, to take effect on June 1, 1995 (collectively the "Goldberg Agreements"). The Goldberg Agreement for Paul Goldberg extends the term of his employment until December 31, 2000, subject to earlier termination as a result of his retirement as hereinafter described, and provides for a base salary effective as of June 1, 1995, of $250,000 per annum, subject to an annual increase commencing as of January 1, 1996 (which increase shall be prorated for the period between June 1, 1995 and December 31, 1995) equal to the greater of 4% per annum or the increase in the cost of living. In December 1996, the Goldberg Agreement for Paul Goldberg was amended resulting in, among other changes (see below), a reduction in his base salary of $25,000 per annum for calendar year 1997 and each calendar year thereafter during the term of his employment. The Goldberg Agreement for Bruce M. Goldberg extends the term of his employment until December 31, 2000, and provides for a base salary effective as of June 1, 1995, of $275,000 per annum, subject to the same annual increase formula as for Paul Goldberg under his Goldberg Agreement. Under the Goldberg Agreements, as amended in December 1996 as to Paul Goldberg, Paul Goldberg and Bruce M. Goldberg are each entitled to receive an annual cash bonus equal to 3% of the Company's pre-tax income, before nonrecurring and extraordinary charges, in excess of $1,000,000 in any calendar year. Such annual bonus compensation for each of Paul

Goldberg and Bruce M. Goldberg is limited in any year to an amount no greater than two times his respective base salary for the applicable year. Messrs. Goldberg, as well as the other executive officers of the Company (Messrs. Flanders and Gordon), voluntarily took a reduction in their respective base salaries for the second half of 1996 (the "Salary Reductions"). The aggregate amount of the Salary Reductions for all four executive officers was approximately $76,000. The Compensation Committee of the Board authorized at such time that the Salary Reductions be paid as additional base salary in 1997 and, if necessary, in 1998 out of available pre-tax earnings of the Company. As a result of the attainment of certain levels of pre-tax earnings, the Salary Reductions were paid in full in 1997.

On May 27 and August 21, 1998 the Board of Directors of the Company held meetings during which it approved a relocation package (the "Relocation Package") pursuant to which the Company would pay certain costs and expenses associated with Bruce M. Goldberg's relocation from Florida to California on behalf and for the benefit of the Company, including, without limitation, moving expenses, rental of living quarters, costs associated with house hunting trips, a $20,000 non-accountable allowance for miscellaneous expenses and the closing costs associated with the purchase and financing of a house in California by Bruce M. Goldberg. The Relocation Package also provided, among other things, that Bruce M. Goldberg would receive (i) a gross-up of compensation and other amounts paid to him to cover federal, state and local tax liabilities incurred by him as a result of his receiving certain payments with respect to the Relocation Package and/or otherwise associated with his relocation; (ii) payment of any bonus under his Goldberg Agreement on a prorata basis through June 1998 immediately with any additional amounts of bonus to be paid on the same prorata basis for the second half of 1998; (iii) as of September 1, 1998, the Company would pay all expenses related to Bruce M. Goldberg's house in Miami until such house is sold (including, without limitation, payments of principal and interest on the home's first mortgage), subject to his remitting any rental income he is able to derive from such house, and reimburse Bruce M. Goldberg for any loss suffered in connection with the sale of such house; and (iv) a loan from the Company in the principal amount of $125,000 bearing interest at the rate of five (5%) per annum, repayable interest only for five (5) years and four months, then principal and interest amortized over twenty (20) years with a balloon payment after fifteen (15) years and secured by a second mortgage on his home in Miami.

The Goldberg Agreements, as amended, together with the employment agreements between the Company and each of Howard L. Flanders and Rick Gordon, as amended, provided for the granting of an aggregate of 1,000,000 stock options pursuant to the Option Plan as additional incentive compensation for such four executive officers (collectively, the "1995 Options"). Pursuant to their respective employment agreements, Paul Goldberg and Bruce M. Goldberg were granted 1995 Options covering 250,000 and 450,000 shares of the Company's Common Stock, respectively, and each of Messrs. Flanders and Gordon were granted 150,000 shares. The 1995 Options are immediately exercisable over a 10 year period from the date of grant (until June 7, 2005), subject to the vesting schedule set forth below and, in the case of Messrs. Flanders and Gordon, subject to an exercise installment schedule through 2002 and further subject to generally attempting to maintain at least through 2002 as many of the 1995 Options as possible as incentive stock options. Each of the 1995 Options has an exercise price of $1.875 per share. The 1995 Options granted to each of the executive officers will vest in no event later than 9 years from the date of grant, subject to earlier vesting in the following percentage increments based upon the Company attaining net earnings per share on a primary ("basic") basis in any year from 1995 through 2000, inclusive, in at least the following amounts:

            PERCENTAGE OF                                        NET EARNINGS
         OPTIONS VESTED (%)                                      PER SHARE ($)
         ------------------                                      -------------
               25%...............................................     $.18
                50...............................................      .22
                75...............................................      .28
               100...............................................      .38

In addition, in the event that the employment of Paul Goldberg or Bruce M. Goldberg with the Company is terminated without cause (as defined in each of such executive officer's employment agreement) by the Company, the 1995 Options held by such terminated executive officer shall become immediately 100% vested. Furthermore, if there is a change in control (as defined in the employment agreement of each of the four executive officers, including Messrs. Flanders and Gordon) of the Company, the 1995 Options, as well as all other unvested options, held by each of the four executive officers shall become immediately 100% vested and exercisable. No early vesting has yet occurred as a result of the Company's net earnings per share or otherwise.

Under the Goldberg Agreement for Paul Goldberg, as amended, he is able to elect, in his sole discretion, to retire at any time (the "Retirement Election"). Upon the earlier to occur of the Retirement Election or at the expiration of the term of his Goldberg Agreement, as amended, the Company will be obligated to pay Paul Goldberg (in addition to any other compensation he may be entitled to upon termination), and his spouse upon his death, a retirement benefit of $100,000 per annum until the later of the death of Paul Goldberg or his spouse, provide him and his spouse, without cost, until the later of their respective deaths, at least the same level of medical and health insurance benefits as was provided prior to his retirement and continue to pay the premiums on the life insurance policy insuring his life as described under "Summary Compensation Table" hereinabove.

The Goldberg Agreements, as amended, also provide certain additional benefits to each of Paul Goldberg and Bruce M. Goldberg, including participation in the Company benefit plans and continuance in the event of disability of all their respective compensation and other benefits in the case of Paul Goldberg until January 1, 1999 (subject thereafter to providing the retirement and health benefits described above) and in the case of Bruce M. Goldberg for two years. In connection with the amendment in 1996 to the Goldberg Agreement for Paul Goldberg, the Company is no longer obligated to advance the annual premium for a $1,000,000 face value insurance policy on Paul Goldberg's or his spouse's life nor the annual premium for a $1,000,000 face value second to die insurance policy on the lives of Paul Goldberg and his spouse. Neither of these two insurance policies had been obtained prior to the December 1996 amendment to his Goldberg Agreement.

The Goldberg Agreements, as amended, also provide that, in the event of change in control (as defined) of the Company, each of Paul Goldberg and Bruce M. Goldberg shall have the option in his sole discretion to terminate his Goldberg Agreement. In such event, Paul Goldberg would be entitled to elect (in lieu of electing to continue to receive some or all of the compensation, payments and benefits as and when due under his Goldberg Agreement, as amended) to receive a lump sum payment equal to the sum of (i) Paul Goldberg's compensation due through the greater of the end of the term of his Goldberg Agreement, as amended, or three years after the change in control, (ii) the present value (assuming a certain discount rate and life expectancy) of the retirement payments payable to Paul Goldberg commencing from the later of the end of the term or three years after the change in control until his death, (iii) an amount sufficient to pay, until the later of his or his spouse's death, the premium for at least the same level of health insurance benefits as was provided before the change in control and (iv) an amount sufficient to pay until his death, the premiums on the life insurance policy insuring his life as described under "Summary Compensation Table." Similarly, under the

Goldberg Agreement for Bruce M. Goldberg, in the event of a change in control and Bruce M. Goldberg's election to terminate his Goldberg Agreement, Bruce M. Goldberg at his option will be entitled to elect to receive a lump sum payment equal to his compensation due through the later of the end of the term of his Goldberg Agreement or three years after the change in control or for such period to continue to receive such compensation as and when due under the Goldberg Agreement. In August 1998, the Goldberg Agreements, as amended, and the employment agreements of each of Howard L. Flanders and Rick Gordon described below, were amended to provide for reimbursement of, and a gross-up for, any federal tax liability imposed pursuant to Section 4999 or Section 280G (or any successor provisions) of the Internal Revenue Code of 1986, as amended, and any similar state or local taxes, as a result of a change in control payment, consideration and/or benefit made or provided by the Company pursuant to such employment agreements.

THE FLANDERS/GORDON AGREEMENTS

In May 1995, the Company entered into an employment agreement with Howard L. Flanders, then its Vice President, Corporate Secretary and Chief Financial Officer (as amended, the "Flanders Agreement"), and Rick Gordon, its Senior Vice President of Sales (as amended, the "Gordon Agreement" and collectively with the Flanders Agreement, the "Flanders/Gordon Agreements"). The Flanders/Gordon Agreements each will continue through December 31, 1998, and provides for a base salary, effective as of March 1, 1995, of $157,500 per annum for Mr. Flanders and $163,000 per annum for Mr. Gordon, subject to an annual increase commencing as of January 1, 1996, equal to the greater of 5% per annum or the increase in the cost of living and subject to their respective Salary Reduction for 1996. Under the Flanders/Gordon Agreements, Messrs. Gordon and Flanders are entitled to receive an annual cash bonus equal to 2% of the Company's pre-tax income, before nonrecurring and extraordinary charges, in excess of $1,000,000 in any calendar year. Such annual cash bonus compensation is limited in any year to an amount no greater than such executive's base salary for the applicable year. Pursuant to the Flanders/Gordon Agreements, each of Messrs. Gordon and Flanders were granted 150,000 of the 1995 Options. The Flanders/Gordon Agreements also provide for certain additional benefits, including participation in the Company benefit plans and continuance of all their respective compensation and other benefits for two years in the event of disability. Further, if Mr. Gordon or Mr. Flanders were to be terminated without cause, he will be entitled to receive severance benefits equal to the greater of two-years compensation or the remainder of the compensation due under the applicable Flanders/Gordon Agreement. Additionally, under the Flanders/Gordon Agreements, the Company will pay premiums under a life insurance policy for each of Messrs. Gordon and Flanders with the beneficiary to be as designated by Mr. Gordon or Mr. Flanders, respectively, as described under "Summary Compensation Table" above. The Flanders/Gordon Agreements also provides that, in the event of a change in control (as defined) of the Company, each of Mr. Gordon and Mr. Flanders will have the option in his sole discretion to terminate the applicable Flanders/Gordon Agreement. In such event, Mr. Gordon or Mr. Flanders, at his option would be entitled to elect to receive a lump-sum payment equal to his respective compensation due through the later of the end of the term of the applicable Flanders/Gordon Agreement or two years after the change in control or for such period to continue to receive such compensation as and when due under such Flanders/Gordon Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board consists of Sheldon Lieberbaum and S. Cye Mandel, both being independent, non-employee Directors of the Company. See "BOARD COMMITTEES - Compensation Committee." Since January 1, 1997 to the date hereof, neither member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.

                          STOCK PRICE PERFORMANCE CHART


The following graph compares the five-year cumulative total returns* of the Company's Common Stock with the NASDAQ Market Index and the Electronic Parts and Equipment Peer Group Index (SIC Code 5065). The stock price performance shown below is not necessarily indicative of future price performance.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                      THE COMPANY, NASDAQ MARKET INDEX AND
              THE ELECTRONIC PARTS AND EQUIPMENT PEER GROUP INDEX

                         FISCAL YEARS ENDED DECEMBER 31


                              (PERFORMANCE GRAPH)



     The following table presents in tabular form the data set forth in the performance graph to be included in the Proxy Statement:



-------------------------FISCAL YEARS ENDED DECEMBER 31-------------------------

INDEX DESCRIPTION          1992*    1993      1994      1995      1996     1997
                                               (In Dollars)

The Company                100     175.00    125.00    154.17     66.67    95.83

Electronic Parts and       100     116.90    108.66    130.05    150.44   154.92
Equipment Peer Group
Index (SIC Code 5065)

NASDAQ Market Index        100     119.95    125.94    163.35    202.99   248.30




-----------------------
*Assumes the investment of $100 on January 1, 1993 and reinvestment of dividends (no dividends were declared on the Company's Common Stock during the period).

                                    PROPOSALS

ITEM 1. ELECTION OF DIRECTORS

It is intended that the votes will be cast pursuant to the accompanying proxy for the nominees named below, unless otherwise directed. The Board has no reason to believe that such nominees will become unavailable; however, in the event that such nominees should be unavailable, proxies solicited by the Board will be voted for the election of substitute nominees designated by the Board.

S. Cye Mandel has been a member of the Board since 1987, Sheldon Lieberbaum has been a member of the Board since 1992 and Daniel M. Robbin became a director of the Company in 1997. The names of the nominees and the terms and class are set forth below. For biographical and other information regarding such nominees, see "BOARD OF DIRECTORS."

             NOMINEE                     TERM           CLASS
             -------                     ----           -----
             Sheldon Lieberbaum         3 years           I

             S. Cye Mandel              3 years           I

             Daniel M. Robbin           3 years           I

Proxies cannot be voted for a greater number of persons than the three nominees named above.

The nominees for directors who receive a plurality of the votes cast by the holders of the Shares will be elected. Abstention (withheld authority) and broker or nominee non-votes are not counted in determining the number of shares voted for or against any nominee for director.

The Board recommends a vote in favor of the nominees for election to the Board.

ITEM 2. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

It is intended that the votes will be cast pursuant to the accompanying proxy for the ratification of Lazar Levine & Felix LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998, unless otherwise directed.

The firm of Lazar Levine & Felix LLP certified the accounts of the Company for the fiscal years ended December 31, 1988 and thereafter. No member of such firm or any associate thereof has any financial interest in the Company or its subsidiaries. A member of such firm is not expected to be present at the Meeting.

Shareholder approval of the Company's auditors is not required under Delaware law. Consistent with past practices, the Board is submitting its selection of Lazar Levine & Felix LLP to its shareholders for ratification in order to determine whether the shareholders generally approve of the Company's auditors. If the selection of Lazar Levine & Felix LLP is not approved by the shareholders, the Board will reconsider its selection.

The affirmative vote of a majority of the Shares represented at the Meeting which cast a vote on this proposal is required to approve this proposal. Broker or nominee non-votes are not counted in determining the number of shares voted for or against this proposal.

The Board recommends a vote in favor of this proposal.

                 SHAREHOLDER'S PROPOSALS FOR 1999 ANNUAL MEETING

Any shareholder of the Company who wishes to present a proposal to be considered at the 1999 annual meeting of shareholders and who wishes to have such proposal receive consideration for inclusion in the Company's proxy statement for such meeting must deliver such proposal in writing to the Company at 16115 N.W. 52nd Avenue, Miami, Florida 33014, not later than March 31, 1999. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

                                  OTHER MATTERS

The Board has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment or postponements thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

A COPY OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1997 IS BEING PROVIDED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. THE COMPANY WILL FURNISH TO EACH PERSON SOLICITED HEREUNDER, WITHOUT CHARGE, COPIES OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING EXHIBITS) FOR THE COMPANY'S YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT BY THE COMPANY OF A WRITTEN REQUEST BY SUCH PERSON. SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY, ATTENTION: HOWARD L. FLANDERS, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, AT THE COMPANY'S ADDRESS STATED HEREINABOVE.

                                        By Order of the Board of Directors,


                                        /s/ HOWARD L. FLANDERS
                                        ----------------------------------------
                                        Howard L. Flanders,
                                        Corporate Secretary

November 12, 1998
Miami, Florida

PROXY
                        ALL AMERICAN SEMICONDUCTOR, INC.
                ANNUAL MEETING OF SHAREHOLDERS-DECEMBER 10, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Paul Goldberg and Bruce M. Goldberg, and each of them, as proxies, with full power of substitution to each, for and in the name, place and stead of the undersigned to vote all shares of Common Stock of All American Semiconductor, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, December 10, 1998, at 10:00 a.m., Miami, Florida local time, at Don Shula's Hotel, 15255 Bull Run Road, Miami Lakes, Florida, and at any and all postponements and adjournments thereof. The Board of Directors recommends a vote "FOR" Proposals 1 and 2 on reverse side.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDER SIGNED SHAREHOLDER. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THE PROXY "FOR" EACH OF PROPOSALS 1 AND 2 ON REVERSE SIDE.

     A MAJORITY OF SAID PROXIES PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL OF THE POWER CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. IF THE SHARES ARE HELD IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND CORPORATE OFFICERS SHOULD ADD THEIR TITLES.

     Receipt of the Company's 1997 Annual Report and the Notice of Annual Meeting of Shareholders and Proxy Statement relating thereto is hereby acknowledged.

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

[X]   PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE

                  FOR   WITHHELD


1. Election of    [ ]    [ ]     NOMINEES: Sheldon Lieberbaum
   Directors:                              S. Cye Mandel
                                           Daniel M. Robbin
                                 INSTRUCTIONS: To withhold
                                 authority to vote for any
                                 individual nominee, write that
                                 nominee's name in the space
                                 provided below.


                                      FOR   AGAINST  ABSTAIN


2. Ratification of the selection      [ ]    [ ]      [ ]
   of Lazar Levine & Felix LLP
   as the Company's
   independent public
   accountants for the year
   ending December 31, 1998.
3. Upon such other matters as
   may properly come before
   the Annual Meeting or any
   and all postponements or
   adjournments thereof.


For, except vote withheld from the following nominee(s):

-------------------------------------------------------------





SIGNATURE(s)_______________________________________ DATED: _______________, 1998
           RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

(NOTE: Please complete, date and sign exactly as your name appears hereon. When signing as attorney, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.)